Exhibit (99)(a)

                  DIVIDEND REINVESTMENT PLAN AUTHORIZATION CARD

Registrar and Transfer Company
10 Commerce Drive, Cranford NJ 07016

[_] This shall serve as notice of my intent to participate in the Stewardship Financial Corporation Dividend Reinvestment Plan (the "Plan"). You are hereby authorized and directed to take possession of any and all dividends paid on shares of Stewardship Financial Corporation common stock to which I may be entitled and to use such dividends in accordance with the terms as of the Plan. I acknowledge receipt of the Plan, confirm that I have read the Plan, and understand that I am bound by the terms and conditions of the Plan.

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
PLEASE PRINT                                Social Security Number
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                                            Account Number
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                                            Telephone Number (   )
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Name

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Street                             Signature (sign name exactly as it appears on your certificate) Date

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City           State      Zip      Signature (sign name exactly as it appears on your certificate) Date

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